UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/13/2006

SHARPER IMAGE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15827

DELAWARE	94-2493558
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

350 THE EMBARCADERO, 6TH FLOOR
SAN FRANCISCO, CALIFORNIA 94105
(Address of principal executive offices, including zip code)

(415) 445-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 18, 2006, Sharper Image Corporation (the "Company") issued a press release announcing that, as anticipated, it has received an additional NASDAQ Staff Determination letter indicating that the Company is not in compliance with the filing requirements for continued listing as set forth in NASDAQ Marketplace Rule 4310(c)(14). The additional letter was received on December 13, 2006 following the Company's December 12, 2006 notice to the SEC that it would be delayed in filing its Quarterly Report on Form 10-Q for the quarter ended October 31, 2006. The Company previously announced on September 21, 2006 that due to the delay in the filing of its Quarterly Report on Form 10-Q for the quarter ended July 31, 2006, it had received a NASDAQ Staff Determination letter indicating that the Company's common stock is subject to delisting pursuant to NASDAQ Marketplace Rule 4310(c)(14).
A full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit No. 99.1                        Press release

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

Date: December 18, 2006	By:	/s/ Daniel W. Nelson
Daniel W. Nelson
Senior Vice President, Controller, Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release